                                                                    Exhibit 99.1

     DES PLAINES, Ill., July 30 -- WESLEY JESSEN VisionCare, Inc. (Nasdaq:
WJCO), the world's leading manufacturer of specialty soft contact lenses, reported double-digit increases in both sales and earnings, as adjusted, for the second quarter ended June 28, 1997. Additionally, company officials noted that worldwide sales of the company's disposable contact lenses had grown 31 percent during the second quarter, contributing to the company's strong overall performance.

     "It is apparent that the combination of the WESLEY JESSEN and Barnes Hind product lines, which occurred last October, is having a strong synergistic effect on our business everywhere in the world," said President and Chief Executive Officer, Kevin J. Ryan. "In addition to the cost savings realized through leveraging the synergies of both companies, we have been able to expand our sales and marketing effort, enabling us to grow our customer base and increase market share."

     Net sales for the three months ended June 28, 1997, were $72.1 million, a
123.5 percent increase from WESLEY JESSEN'S net sales of $32.3 million in the year ago period which did not include sales of Barnes Hind products. Actual second quarter net sales for the company increased 13.1 percent from as adjusted (described in the accompanying data table) sales of $63.7 million in the prior period which did include sales of Barnes Hind products. WESLEY JESSEN acquired Barnes Hind in October 1996.

     Net income for the second quarter 1997, as adjusted, (described in the accompanying data table) was $6.2 million or $0.32 per share, and represented a
24.8 percent increase from $4.9 million, or $0.26 per share, for the three months ended June 29, 1996.

     Actual results for the three months ended June 28, 1997, were a net loss of $371,000 or $0.02 per share, including the nonrecurring amortization of inventory step-up ($9.6 million pre-tax) incurred in connection with the acquisition of Barnes Hind and $334,000 (pre-tax) of nonrecurring transitional administration expenses incurred at the Barnes Hind facility in Sunnyvale, California.

     Net income for the first six months of 1997, as adjusted, was $9.7 million or $0.50 per share, and represented a 20.2 percent increase from $8.1 million, or $0.42 per share, for the year ago period.

     Actual results for six months ended June 28, 1997, were a net loss of $11.1 million or $0.68 per share, including the

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nonrecurring amortization and nonrecurring transitional expenses already mentioned in this release.

     According to Ryan, overall company sales, as adjusted, for the first half of 1997 exceeded the year ago period by 8.5 percent. "Strong domestic demand for the company's FreshLook disposable colored lenses, which grew 121 percent in the first six months of this year, was an important factor in that growth," said Ryan. "An aggressive consumer advertising and professional promotional campaign helped propel that growth, and also increased sales of our conventional cosmetic lenses."

     During the second quarter, WESLEY JESSEN launched its first consumer advertising campaign for FreshLook disposable lenses in the Canadian market. "The Canadian market is an important one for us," noted Ryan, "because the percent of the population wearing contacts approximates that of the U.S. To realize efficiencies in Canada, we are consolidating our distribution and customer service for both the WESLEY JESSEN and Barnes Hind product lines .

     "We also began shipments of our Precision UV disposable lenses to the very important Japanese market in May," Ryan continued. "Japan is the second largest contact lens market in the world. We believe our Precision UV product, which offers the lens wearer protection from ultra violet radiation, will enable us to increase our customer base in Japan."

     WESLEY JESSEN VisionCare, Inc. is the leading worldwide developer, manufacturer and marketer of specialty soft contact lenses. Its products include cosmetic lenses, which change or enhance the wearer's eye color appearance; toric lenses, which correct vision for people with astigmatism; and premium lenses, which offer value-added features such as protection from ultraviolet light. The company completed its initial public offering of common stock in February 1997.

     Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, matters discussed in this news release which are forward-looking statements are subject to certain risks and uncertainties including, but not limited, to the uncertainties of worldwide specialty contact lens markets, timely production of lens products, the acceptance of new products as well as other risks indicated from time-to-time in the company's filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

     To receive WESLEY JESSEN VisionCare, Inc.'s latest news release and other corporate documents, free of charge via fax, simply dial 1-800-PRO-INFO. Enter company ticker WJCO.

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                         WESLEY JESSEN VISIONCARE, INC.

                Unaudited Consolidated Statements of Operations
                (dollars in thousands, except per share amounts)

                                   AS ADJUSTED               ACTUAL

                               Three Months Ended      Three Months Ended

                               June 28,   June 29,    June 28,    June 29,

                               1997(a)     1996(b)      1997        1996

Net sales                      $72,083     $63,732     $72,083     $32,250

Gross profit                    47,137      39,727      37,563      21,604

Income (loss) from
operations                      10,618       8,931         710       4,625

Net income (loss)              $ 6,169     $ 4,945(c)  $  (371)    $ 5,979

Pro forma primary earnings
(loss) per share               $  0.32     $  0.26(c)  $ (0.02)    $  0.41

Weighted average shares used
in computation of pro forma
primary earnings (loss) per
share (in thousands)            19,401      19,353      17,097      14,638

(a) Adjusted to: (i) eliminate the $9,574 non-recurring impact of the inventory write-up resulting from the company's application of purchase accounting in connection with the October 1996 Barnes Hind acquisition; (ii) exclude $334 in non-recurring transitional administrative expenses incurred at the Barnes Hind corporate facility in Sunnyvale, California; and (iii) reflect the as adjusted income tax expense at an estimated effective income tax rate of 34%.
(b) Adjusted to give effect to: (i) the Barnes-Hind acquisition; (ii) the March 1997 divestiture of the Barnes-Hind U.S. Natural Touch product line; (iii) the elimination of the non-recurring impact of the inventory step-up in connection with the June 1995 WESLEY-JESSEN acquisition; (iv) the refinancing of the company's then outstanding bank credit agreement; (v) the company's initial public offering (and the subsequent over-allotment sale of additional shares) and the application of the net proceeds therefrom, as if each had occurred on January 1, 1996; and (vi) taxes at an estimated effective income tax rate of 34%.
(c) Adjusted to give effect to the elimination of one-time license fee income of $3,500 pre-tax.

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                        WESLEY JESSEN VISIONCARE, INC.

                Unaudited Consolidated Statements of Operations

               (dollars in thousands, except per share amounts)

                                                                 AS ADJUSTED                  ACTUAL
                                                               Six Months Ended          Six Months Ended
                                                             June 28,    June 29,      June 28,    June 29,
                                                              1997(a)     1996(b)        1997        1996
Net sales                                                    $136,154    $125,465      $136,154    $ 62,397

Gross profit                                                   89,338      78,794        66,672      37,337

Income (loss) from operations                                  17,489      15,160        (6,262)      2,760

Extraordinary item, net of income tax                              --          --         4,902          --

Net income (loss)                                            $  9,748    $  8,107(c)   $(11,102)    $ 3,524

Pro forma primary earnings (loss) per share                  $   0.50    $   0.42(c)   $  (0.68)    $  0.24

Weighted average shares used in computation of pro
forma primary earnings (loss) per share (in thousands)         19,383      19,353        16,273      14,638


(a) Adjusted to: (i) eliminate the $22,666 non-recurring impact of the inventory write-up resulting from the company's application of purchase accounting in connection with the October 1996 Barnes Hind acquisition;
     (ii) exclude $1,085 in non-recurring transitional administrative expenses incurred at the Barnes Hind corporate facility in Sunnyvale, California;
     (iii) reflect the $411 pro forma reduction in interest expense resulting from the February 1997 refinancing of the company's bank credit agreement and the use of a portion of the net proceeds of the company's February 1997 initial public offering (and the subsequent over-allotment sale of additional shares) to repay outstanding debt; (iv) eliminate the $4,902 ($7,428 pre-tax) extraordinary write-off of capitalized financing fees; and
     (v) reflect the as adjusted income tax expense at an estimated effective income tax rate of 34%.

(b) Adjusted to give effect to: (i) the Barnes-Hind acquisition; (ii) the March 1997 divestiture of the Barnes-Hind U.S. Natural Touch product line; (iii) the elimination of the non-recurring impact of the inventory step-up in connection with the June 1995 WESLEY-JESSEN acquisition; (iv) the refinancing of the company's then outstanding bank credit agreement; (v) the company's initial public offering (and the subsequent over-allotment sale of additional shares) and the application of the net proceeds therefrom, as if each had occurred on January 1, 1996; and (vi) taxes at an estimated effective income tax rate of 34%.

(c) Adjusted to give effect to the elimination of one-time license fee income of $3,500 pre-tax.


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